Exhibit17.a
Table of Contents

-------------------------------------------------------------------------------

Prospectus [GRAPHICS]

-------------------------------------------------------------------------------


                             (MERRILL LYNCH LOGO)


                    Merrill Lynch Municipal Bond Fund, Inc.

                                                              October 27, 2000


     This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

     The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Table  of  Contents

-------------------------------------------------------------------------------


                               TABLE OF CONTENTS


    KEY FACTS
     The Merrill Lynch Municipal Bond Fund at a Glance
     Risk/Return Bar Chart
     Fees and Expenses
    DETAILS ABOUT THE FUND
     How Each Portfolio Invests
     Investment Risks
    YOUR ACCOUNT
     Merrill Lynch Select Pricing(SM) System
     How to Buy, Sell, Transfer and Exchange Shares
     How Shares are Priced
     Participation in Merrill Lynch Fee-Based Programs
     Dividends and Taxes
    MANAGEMENT OF THE FUND
     Fund Asset Management
     Financial Highlights
    FOR MORE INFORMATION
     Shareholder Reports
     Statement of Additional Information
    Investment Objective and Policies
    Investment Restrictions
    Management of the Fund
    Purchase of Shares
    Redemption of Shares
    Determination of Net Asset Value
    Portfolio Transactions and Brokerage Commissions
    Dividends and Taxes
    Shareholder Services
    Performance Data
    Additional Information
    Descriptions of Ratings
    Insurance on Portfolio Securities
    CONSENT OF DELOITTE & TOUCHE LLP

-------------------------------------------------------------------------------


                                                                 PAGE

          (KEY FACTS ICON)
          KEY FACTS
          Merrill Lynch Municipal Bond Fund at a Glance            3
          Risk/Return Bar Chart                                    6
          Fees and Expenses                                        9
          (DETAILS ABOUT THE FUND ICON)
          DETAILS ABOUT THE FUND
          How each Portfolio Invests                               15
          Investment Risks                                         18
          (YOUR ACCOUNT ICON)
          YOUR ACCOUNT
          Merrill Lynch Select PricingSM System                    24
          How to Buy, Sell, Transfer and Exchange Shares           30
          Participation in Fee-Based Programs                      34
          (MANAGEMENT OF THE FUND ICON)
          MANAGEMENT OF THE FUND
          Fund Asset Management                                    37
          Financial Highlights                                     38
          (FOR MORE INFORMATION ICON)
          FOR MORE INFORMATION
          Shareholder Reports                              Back Cover
          Statement of Additional Information              Back Cover

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------

Table of Contents

-------------------------------------------------------------------------------

(KEY FACTS ICON)

-------------------------------------------------------------------------------


In an effort to help you better understand the many concepts involved in making an investment decision, we have defined the highlighted terms in this prospectus in the sidebar.

Municipal Bond --- a debt obligation issued by or on behalf of a governmental entity or other qualifying issuer that pays interest exempt from Federal income tax.

Investment Grade Securities --- fixed- income securities rated in the four highest rating categories by recognized rating agencies, including Standard & Poor's, Moody's Investors Service, Inc. and Fitch, Inc.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


MERRILL LYNCH MUNICIPAL BOND FUND AT A GLANCE
-
What is the Fund's investment objective?

The Fund consists of three separate portfolios --- the Insured Portfolio, the National Portfolio and the Limited Maturity Portfolio. Each Portfolio is, in effect, a separate fund that issues its own shares. The investment objective of each Portfolio is to provide shareholders with as high a level of income exempt from Federal income taxes as is consistent with the investment policies of such Portfolio.

What are the Fund's main investment strategies?

Each Portfolio seeks to achieve its objective by investing at least 80% of its net assets in municipal bonds under normal circumstances. In choosing investments, each Portfolio's management analyzes the credit quality of issuers (and insurers, in the case of the Insured Portfolio) and considers the yields available on municipal bonds with different maturities. Otherwise, the investment strategies of the Portfolios differ primarily in the quality and maturity of the municipal bonds in which they invest. None of the Portfolios can guarantee that it will achieve its objective.

The Insured Portfolio invests primarily in investment grade municipal bonds that are covered by insurance that guarantees the timely payment of principal at maturity and interest when due. The Portfolio will usually invest a majority of its assets in municipal bonds that have a maturity of five years or longer. While insurance reduces the credit risk of the Portfolio's investments, the yield on insured bonds, and therefore the Portfolio, may be lower than it would be if the Portfolio invested in uninsured municipal bonds. Insurance does not guarantee the market value of municipal bonds in the Portfolio or the value of the Portfolio's shares.

The National Portfolio may invest in municipal bonds rated in any rating category or unrated municipal bonds. The Portfolio will usually invest in municipal bonds that have a maturity of five years or longer. Portfolio management chooses municipal bonds that it believes offer a relatively high potential for total return relative to their total risk. Although the Portfolio may invest in municipal bonds in any rating category, Portfolio management does not presently intend to invest more than 35% of the Portfolio's assets in municipal bonds rated below investment grade (below BBB by Standard & Poor's ("S&P") or Fitch, Inc. ("Fitch") or below Baa by Moody's Investors Service, Inc. ("Moody's")) or in unrated municipal bonds that Portfolio management believes are of comparable quality. These lower-rated obligations are commonly known as "junk bonds." The 35% limitation

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                             3

-------------------------------------------------------------------------------

Table of Contents

-------------------------------------------------------------------------------


Municipal Notes --- shorter-term municipal debt obligations that pay interest exempt from Federal income tax and that have a maturity that is generally one year or less.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

KEY FACTS ICON

-------------------------------------------------------------------------------

on junk bond investments reflects only the present intention of Portfolio management, and may be changed without approval by the Board of Directors of the Fund. Therefore, it is possible that the Portfolio could invest up to 100% of its assets in junk bonds. Portfolio management does not presently intend to invest in municipal bonds that are in default or that it believes will be in default.

The Limited Maturity Portfolio invests primarily in investment grade municipal bonds or municipal notes that have a maturity of less than four years. The value of the Portfolio's investments will not usually be as sensitive to changes in prevailing interest rates as long-term municipal bonds because of their shorter maturities. Fluctuations in interest rates on short-term municipal bonds may, however, vary more widely than those on long-term municipal bonds from time to time.

None of the Portfolios currently contemplates investing more than 25% of its total assets in municipal bonds whose issuers are located in the same state.

Each of the Portfolios is permitted to engage in transactions in certain derivatives, such as financial futures contracts and options thereon, for hedging purposes. Each of the Portfolios may also invest in other derivatives, such as indexed and inverse floating rate obligations, for hedging purposes or to enhance income.

What are the main risks of investing in the Portfolios?

As with any mutual fund, the value of each Portfolio's investments --- and therefore the value of the Portfolio's shares --- may fluctuate. These changes may occur in response to interest rate changes or other developments that may affect the municipal bond market generally or a particular issuer or obligation. Generally, when interest rates go up, the value of municipal bonds goes down. Bonds with longer maturities are affected more by changes in interest rates than bonds with shorter maturities. Also, Portfolio management may select securities that underperform the bond market or other funds with similar investment objectives and strategies. Derivatives and high yield bonds may be volatile and subject to liquidity, leverage and credit risks. If the value of your Portfolio's investments goes down, you may lose money.

4

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------

Table of Contents

The National Portfolio is generally subject to greater risk than the other Portfolios, in part, because it may invest in junk bonds. Investing in junk bonds is riskier than investing in higher quality municipal bonds --- price fluctuations may be larger and more frequent, and there is greater risk of losing both income and principal. In addition, the National Portfolio may also invest to a greater extent in municipal bonds with longer maturities and in uninsured municipal bonds.

Who should invest?

One of the Portfolios of the Fund may be an appropriate investment for you if you:

     o Are looking for an investment that provides current income exempt from Federal income tax

     o Want a professionally managed and diversified portfolio without the administrative burdens of direct investments in municipal bonds

     o    Are looking for liquidity

     o Can tolerate the risk of loss caused by changes in interest rates or adverse changes in the price of municipal bonds in general

The National Portfolio may be an appropriate investment for you if, in addition to the first four factors outlined above, you:

     o Are willing to accept the risk of greater loss of income and principal

The Limited Maturity Portfolio may be an appropriate investment for you if, in addition to the first four factors outlined above, you:

     o    Are investing with shorter-term goals in mind


                   MERRILL LYNCH MUNICIPAL BOND FUND, INC.
                                                                             5

-------------------------------------------------------------------------------

Table of Contents

-------------------------------------------------------------------------------


KEY FACTS ICON

-------------------------------------------------------------------------------


RISK/RETURN BAR CHART FOR THE INSURED PORTFOLIO
-------------------------------------------------------------------------------

The bar chart and table shown below provide an indication of the risks of investing in the Insured Portfolio. The bar chart shows changes in the Insured Portfolio's performance for Class B shares for each of the past ten calendar years. Sales charges are not reflected in the bar chart. If these amounts were reflected, returns would be less than those shown. The table compares the average annual total returns for each class of the Insured Portfolio's shares for the periods shown with those of the Lehman Brothers Municipal Bond Index. How the Insured Portfolio performed in the past is not necessarily an indication of how the Insured Portfolio will perform in the future.

                              [y40408bpy4040801]

During the ten-year period shown in the bar chart, the highest return for a quarter was 7.31% (quarter ended March 31, 1995) and the lowest return for a quarter was -6.55% (quarter ended March 31, 1994). The Portfolio's year-to-date return as of September 30, 2000 was 6.21%.

                                                                       Past
   Average Annual Total Returns (as of the       Past      Past     Ten Years/
             calendar year ended                 One       Five        Since
             December 31, 1999)                  Year     Years      Inception
Municipal Bond Insured Portfolio* --- Class A   -9.02%    4.91 %    5.75 %
Lehman Brothers Municipal Bond Index**          -2.06%    6.91 %    6.89 %
Municipal Bond Insured Portfolio* --- Class B   -9.60%    4.95 %    5.38 %
Lehman Brothers Municipal Bond Index**          -2.06%    6.91 %    6.89 %
Municipal Bond Insured Portfolio* --- Class C   -7.00%    4.90 %    4.63 %+
Lehman Brothers Municipal Bond Index**          -2.06%    6.91 %    6.75 %++
Municipal Bond Insured Portfolio* --- Class D   -9.37%    4.62 %    4.39 %+
Lehman Brothers Municipal Bond Index**          -2.06%    6.91 %    6.75 %++


   * Includes sales charge.

  ** This unmanaged Index consists of revenue bonds, prefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years. Past performance is not predictive of future performance.

   + Inception date is October 21, 1994.

  ++ Since October 31, 1994.

6

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------

Table of Contents

  RISK/RETURN BAR CHART FOR THE NATIONAL PORTFOLIO
-------------------------------------------------------------------------------
The bar chart and table shown below provide an indication of the risks of investing in the National Portfolio. The bar chart shows changes in the National Portfolio's performance for Class B shares for each of the past ten calendar years. Sales charges are not reflected in the bar chart. If these amounts were reflected, returns would be less than those shown. The table compares the average annual total returns for each class of the National Portfolio's shares for the periods shown with those of the Lehman Brothers Municipal Bond Index. How the National Portfolio performed in the past is not necessarily an indication of how the National Portfolio will perform in the future.

                              [y40408bpy4040802]

During the ten-year period shown in the bar chart, the highest return for a quarter was 6.95% (quarter ended March 31, 1995) and the lowest return for a quarter was -6.07% (quarter ended March 31, 1994). The Portfolio's year-to-date return as of September 30, 2000 was 6.75%.


                                                                        Past
   Average Annual Total Returns (as of the        Past       Past    Ten Years/
             calendar year ended                   One       Five       Since
              December 31, 1999)                  Year      Years     Inception
Municipal Bond National Portfolio* --- Class A   -9.20 %    5.27 %    5.89 %
Lehman Brothers Municipal Bond Index**           -2.06 %    6.91 %    6.89 %
Municipal Bond National Portfolio* --- Class B   -9.70 %    5.36 %    5.53 %
Lehman Brothers Municipal Bond Index**           -2.06 %    6.91 %    6.89 %
Municipal Bond National Portfolio* --- Class C   -7.16 %    5.29 %    4.80 %+
Lehman Brothers Municipal Bond Index**           -2.06 %    6.91 %    6.75 %++
Municipal Bond National Portfolio* --- Class D   -9.42 %    5.03 %    4.58 %+
Lehman Brothers Municipal Bond Index**           -2.06 %    6.91 %    6.75 %++

   * Includes sales charge.

  ** This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years. Past performance is not predictive of future performance.

   + Inception date is October 21, 1994.

  ++ Since October 31, 1994.


                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                             7

-------------------------------------------------------------------------------

Table of Contents

-------------------------------------------------------------------------------

KEY FACTS ICON

-------------------------------------------------------------------------------


RISK/RETURN BAR CHART FOR THE LIMITED MATURITY PORTFOLIO
-------------------------------------------------------------------------------

The bar chart and table shown below provide an indication of the risks of investing in the Limited Maturity Portfolio. The bar chart shows changes in the Limited Maturity Portfolio's performance for Class A shares for each of the past ten calendar years. Sales charges are not reflected in the bar chart. If these amounts were reflected, returns would be less than those shown. The table compares the average annual total returns for each class of the Limited Maturity Portfolio's shares for the periods shown with those of the Lehman Brothers Municipal Bond Index and the Lehman Brothers 3-year General Obligation Bond Index. How the Limited Maturity Portfolio performed in the past is not necessarily an indication of how the Limited Maturity Portfolio will perform in the future.

                              [y40408bpy4040803]

During the ten-year period shown in the bar chart, the highest return for a quarter was 2.27% (quarter ended December 31, 1991) and the lowest return for a quarter was --0.20% (quarter ended March 31, 1994). The Portfolio's year-to-date return as of September 30, 2000 was 3.38%.

                                                                                    Past
           Average Annual Total Returns (as of the            Past       Past    Ten Years/
                     calendar year ended                       One       Five       Since
                     December 31, 1999)                       Year      Years     Inception
   Municipal Bond Limited Maturity* --- Class A               1.02 %    3.93 %    4.43%
   Lehman Brothers Municipal Bond Index**                    -2.06 %    6.91 %    6.89%
   Lehman Brothers 3-year General Obligation Bond Index***    1.92 %    5.16 %    5.61%
   Municipal Bond Limited Maturity* --- Class B               0.69 %    3.76 %    3.47%+
   Lehman Brothers Municipal Bond Index**                    -2.06 %    6.91 %    6.10%++
   Lehman Brothers 3-year General Obligation Bond Index***    1.92 %    5.16 %    4.76%++
   Municipal Bond Limited Maturity* --- Class C               0.68 %    3.66 %    3.54%+++
   Lehman Brothers Municipal Bond Index**                    -2.06 %    6.91 %    6.75%++++
   Lehman Brothers 3-year General Obligation Bond Index***    1.92 %    5.16 %    5.03%++++
   Municipal Bond Limited Maturity* --- Class D               0.92 %    3.82 %    3.70%+++
   Lehman Brothers Municipal Bond Index**                    -2.06 %    6.91 %    6.75%++++
   Lehman Brothers 3-year General Obligation Bond Index***    1.92 %    5.16 %    5.03%++++


    * Includes sales charge.

   ** This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years. Past performance is not predictive of future performance.

  *** This unmanaged Index consists of state and local government obligation bonds that mature in 3 to 4 years, rated Baa or better. Past performance is not predictive of future performance.

    + Inception date is November 2, 1992.

   ++ Since October 31, 1992.

  +++ Inception date is October 21, 1994.

  ++++ Since October 31, 1994.

8

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------

Table of Contents

-------------------------------------------------------------------------------


UNDERSTANDING EXPENSES

Fund investors pay various fees and expenses, either directly or indirectly. Listed below are some of the main types of expenses, which each Portfolio may charge:

Expenses paid directly by the shareholder:

Shareholder fees --- these include sales charges which you may pay when you buy or sell shares of a Portfolio.

Expenses paid indirectly by the shareholder:

Annual Portfolio Operating Expenses --- expenses that cover the costs of operating a Portfolio.

Management Fee --- a fee paid to the Investment Adviser for managing a Portfolio.

Distribution Fees --- fees used to support the Fund's marketing and distribution efforts, such as compensating Financial Consultants and other financial intermediaries, advertising and promotion.

Service (Account Maintenance) Fees --- fees used to compensate securities dealers and other financial intermediaries for account maintenance activities.

-------------------------------------------------------------------------------

FEES AND EXPENSES FOR THE INSURED PORTFOLIO
-------------------------------------------------------------------------------
Each Portfolio offers four different classes of shares. Although your money will be invested the same way no matter which class of shares you buy, there are differences among the fees and expenses associated with each class. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your Merrill Lynch Financial Consultant can help you with this decision.

These tables show the different fees and expenses that you may pay if you buy and hold the different classes of shares of each Portfolio. Future expenses may be greater or less than those indicated below.

                                                                                        Insured Portfolio
   Shareholder Fees: (fees paid directly from your investment)(a):           Class A   Class B(b)  Class C   Class D
 Maximum Sales Charge (Load) imposed on purchases (as a percentage           4.00%(c)  None        None      4.00%(c)
 of offering price)
 Maximum Deferred Sales Charge (Load) (as a percentage of original           None(d)   4.00%(c)    1.00%(c)  None(d)
 purchase price redemption proceeds, whichever is lower)
 Sales Charge (Load) imposed on Dividend Reinvestments                       None      None        None      None
 Redemption Fee                                                              None      None        None      None
 Exchange Fee                                                                None      None        None      None
 Annual Portfolio Operating Expenses: (expenses that are deducted from Portfolio assets):
 Management Fee(e)                                                           0.37%     0.37%       0.37%     0.37%
 Distribution and/or Service (12b-1) Fees(f)                                 None      0.75%       0.80%     0.25%
 Other Expenses (including transfer agency fees)(g)                          0.06%     0.07%       0.07%     0.06%
 Total Annual Portfolio Operating Expenses                                   0.43%     1.19%       1.24%     0.68%


(a) Merrill Lynch may charge clients a processing fee (currently $5.35) when a client buys or redeems shares.

(b) Class B shares automatically convert to Class D shares about ten years after you buy them and will no longer be subject to distribution fees.

(c)  Some investors may qualify for reductions in the sales charge (load).

(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.

(e) The Fund pays the Investment Adviser fees at annual rates that decrease as the total assets of the Fund's three Portfolios increase above certain levels. The fee rates are applied to the average daily net assets of each Portfolio, with the reduced rates applicable to portions of the assets of each Portfolio to the extent that the aggregate of the average daily net assets of the three combined Portfolios exceeds $250 million, $400 million, $550 million and $1.5 billion (each such amount being a "breakpoint level"). These annual fee rates range from 0.40% to 0.35% for the Insured Portfolio, 0.50% to 0.475% for the National Portfolio and 0.40% to 0.325% for the Limited Maturity Portfolio. For the fiscal year ended June 30, 2000, the Investment Adviser received a fee equal to 0.41% of the aggregate of the average daily net assets of the three combined Portfolios.

(f) The Fund calls the "Service Fee" an "Account Maintenance Fee." Account Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or Class C shares for a long time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

(g) The Fund pays the Transfer Agent $11.00 for each Class A and Class D shareholder account and $14.00 for each Class B and Class C shareholder account and reimburses the Transfer Agent's out-of-pocket expenses. The Fund also pays a $0.20 monthly closed account charge, which is assessed upon all accounts that close during the year. This fee begins the month following the month the account is closed and ends at the end of the calendar year. For the fiscal year ended June 30, 2000, the Fund paid the Transfer Agent fees totaling $445,760 for the Insured Portfolio. The Investment Adviser provides accounting services to the Fund at its cost. For the fiscal year ended June 30, 2000, the Fund reimbursed the Investment Adviser $222,800 for these services for the Insured Portfolio.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                             9

-------------------------------------------------------------------------------


Table of Contents

KEY FACTS ICON

  Examples:


These examples are intended to help you compare the cost of investing in the Insured Portfolio with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in the Insured Portfolio for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Insured Portfolio's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in this example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES IF YOU DID REDEEM YOUR SHARES:


                            1 Year   3 Years   5 Years   10 Years
 Class A                    $  442   $   533   $   631   $    921
 Class B                    $  521   $   578   $   654   $  1,443
 Class C                    $  226   $   393   $   681   $  1,500
 Class D                    $  467   $   609   $   764   $  1,213


EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:


                            1 Year   3 Years   5 Years   10 Years
Class A                     $  442   $   533   $   631   $    921
Class B                     $  121   $   378   $   654   $  1,443
Class C                     $  126   $   393   $   681   $  1,500
Class D                     $  467   $   609   $   764   $  1,213

10

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------


Table of Contents

FEES AND EXPENSES FOR THE NATIONAL PORTFOLIO
-------------------------------------------------------------------------------


                                                                                National Portfolio
               Shareholder Fees: (fees paid directly from your
                               investment)(a):                         Class A   ClassB(b) Class C  Class D
 Maximum Sales Charge (Load) imposed on purchases (as a                4.00%(c)  None      None     4.00%(c)
 percentage of offering price)
 Maximum Deferred Sales Charge (Load) (as a percentage of original     None(d)   4.0%(c)   1.0%(c)  None(d)
 purchase price redemption proceeds, whichever is lower)
 Maximum Sales Charge (Load) imposed on Dividend Reinvestments         None      None      None     None
 Redemption Fee                                                        None      None      None     None
 Exchange Fee                                                          None      None      None     None
 Annual Portfolio Operating Expenses: (expenses that are deducted from Portfolio assets):
 Management Fee(e)                                                     0.48%     0.48%     0.48%    0.48%
 Distribution and/or Service (12b-1) Fees(f)                           None      0.75%     0.80%    0.25%
 Other Expenses (including transfer agency fees)(g)                    0.08%     0.09%     0.09%    0.08%
 Total Annual Portfolio Operating Expenses                             0.56%     1.32%     1.37%    0.81%


(a) Merrill Lynch may charge clients a processing fee (currently $5.35) when a client buys or redeems shares.

(b) Class B shares automatically convert to Class D shares about ten years after you buy them and will no longer be subject to distribution fees.

(c)  Some investors may qualify for reductions in the sales charge (load).

(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.

(e) The Fund pays the Investment Adviser fees at annual rates that decrease as the total assets of the Fund's three Portfolios increase above certain levels. The fee rates are applied to the average daily net assets of each Portfolio, with the reduced rates applicable to portions of the assets of each Portfolio to the extent that the aggregate of the average daily net assets of the three combined Portfolios exceeds $250 million, $400 million, $550 million and $1.5 billion (each such amount being a "breakpoint level"). These annual fee rates range from 0.40% to 0.35% for the Insured Portfolio, 0.50% to 0.475% for the National Portfolio and 0.40% to 0.325% for the Limited Maturity Portfolio. For the fiscal year ended June 30, 2000, the Investment Adviser received a fee equal to 0.41% of the aggregate of the average daily net assets of the three combined Portfolios.

(f) The Fund calls the "Service Fee" an "Account Maintenance Fee." Account Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or Class C shares for a long time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

(g) The Fund pays the Transfer Agent $11.00 for each Class A and Class D shareholder account and $14.00 for each Class B and Class C shareholder account and reimburses the Transfer Agent's out-of-pocket expenses. The Fund also pays a $0.20 monthly closed account charge, which is assessed upon all accounts that close during the year. This fee begins the month following the month the account is closed and ends at the end of the calendar year. For the fiscal year ended June 30, 2000, the Fund paid the Transfer Agent fees totaling $456,342 for the National Portfolio. The Investment Adviser provides accounting services to the Fund at its cost. For the fiscal year ended June 30, 2000, the Fund reimbursed the Investment Adviser $173,375 for these services for the National Portfolio.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                            11

-------------------------------------------------------------------------------


Table of Contents

KEY FACTS ICON

  Examples:


These examples are intended to help you compare the cost of investing in the National Portfolio with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in the National Portfolio for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the National Portfolio's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in this example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES IF YOU DID REDEEM YOUR SHARES:


                         1 Year   3 Years   5 Years   10 Years
Class A                  $  455   $   572   $   700   $  1,073
Class B                  $  534   $   618   $   723   $  1,590
Class C                  $  239   $   434   $   750   $  1,646
Class D                  $  479   $   648   $   832   $  1,362

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:


                         1 Year   3 Years   5 Years   10 Years
Class A                  $  455   $   572   $   700   $  1,073
Class B                  $  134   $   418   $   723   $  1,590
Class C                  $  139   $   434   $   750   $  1,646
Class D                  $  479   $   648   $   832   $  1,362

12

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------

Table of Contents

FEES AND EXPENSES FOR THE LIMITED MATURITY PORTFOLIO
-------------------------------------------------------------------------------


                                                                          Limited Maturity Portfolio
          Shareholder Fees: (fees paid directly from your            Class A   Class    Class C  Class D
                           investment)(a):                                      B(b)
 Maximum Sales Charge (Load) imposed on purchases (as a
 percentage of offering price)                                       1.00%(c)     None     None   1.00%(c)
 Maximum Deferred Sales Charge (Load) (as a percentage of original   None(d)   1.0%(c)   1.0%(c)   None(d)
 purchase price or redemption proceeds, whichever is lower)
 Maximum Sales Charge (Load) imposed on Dividend Reinvestments          None     None     None      None
 Redemption Fee                                                         None     None     None      None
 Exchange Fee                                                           None     None     None      None
 Annual Portfolio Operating Expenses: (expenses that are deducted from Portfolio assets):
 Management Fee(e)                                                     0.34%    0.34%    0.34%     0.34%
 Distribution and/or Service (12b-1) Fees(f)                            None    0.35%    0.35%     0.10%
 Other Expenses (including transfer agency fees)(g)                    0.06%    0.07%    0.07%     0.06%
 Total Annual Portfolio Operating Expenses                             0.40%    0.76%    0.76%     0.50%

(a) Merrill Lynch may charge clients a processing fee (currently $5.35) when a client buys or redeems shares.

(b) Class B shares automatically convert to Class D shares about ten years after you buy them and will no longer be subject to distribution fees.

(c)  Some investors may qualify for reductions in the sales charge (load).

(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.

(e) The Fund pays the Investment Adviser fees at annual rates that decrease as the total assets of the Fund's three Portfolios increase above certain levels. The fee rates are applied to the average daily net assets of each Portfolio, with the reduced rates applicable to portions of the assets of each Portfolio to the extent that the aggregate of the average daily net assets of the three combined Portfolios exceeds $250 million, $400 million, $550 million and $1.5 billion (each such amount being a "breakpoint level"). These annual fee rates range from 0.40% to 0.35% for the Insured Portfolio, 0.50% to 0.475% for the National Portfolio and 0.40% to 0.325% for the Limited Maturity Portfolio. For the fiscal year ended June 30, 2000, the Investment Adviser received a fee equal to 0.41% of the aggregate of the average daily net assets of the three combined Portfolios.

(f) The Fund calls the "Service Fee" an "Account Maintenance Fee." Account Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or Class C shares for a long time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

(g) The Fund pays the Transfer Agent $11.00 for each Class A and Class D shareholder account and $14.00 for each Class B and Class C shareholder account and reimburses the Transfer Agent's out-of-pocket expenses. The Fund also pays a $0.20 monthly closed account charge, which is assessed upon all accounts that close during the year. This fee begins the month following the month the account is closed and ends at the end of the calendar year. For the fiscal year ended June 30, 2000, the Fund paid the Transfer Agent fees totaling $73,657 for the Limited Maturity Portfolio. The Investment Adviser provides accounting services to the Fund at its cost. For the fiscal year ended June 30, 2000, the Fund reimbursed the Investment Adviser $20,681 for these services for the Limited Maturity Portfolio.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                            13

-------------------------------------------------------------------------------

Table of Contents

-------------------------------------------------------------------------------

KEY FACTS ICON

-------------------------------------------------------------------------------


Examples:

These examples are intended to help you compare the cost of investing in the Limited Maturity Portfolio with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in the Limited Maturity Portfolio for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Limited Maturity Portfolio's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in this example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES IF YOU DID REDEEM YOUR SHARES:


                      1 Year   3 Years   5 Years   10 Years
Class A               $  141   $   227   $   322   $    600
Class B               $  178   $   243   $   422   $    942
Class C               $  178   $   243   $   422   $    942
Class D               $  151   $   259   $   377   $    722

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:

                      1 Year   3 Years   5 Years   10 Years
Class A               $  141   $   227   $   322   $    600
Class B               $  78    $   243   $   422   $    942
Class C               $  78    $   243   $   422   $    942
Class D               $  151   $   259   $   377   $    722

14

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------

Table of Contents

-------------------------------------------------------------------------------

DETAILS ABOUT THE FUND ICON

-------------------------------------------------------------------------------

HOW EACH PORTFOLIO INVESTS
-------------------------------------------------------------------------------


The main goal of each Portfolio is current income exempt from Federal income tax. Each Portfolio invests primarily in a diversified portfolio of municipal bonds. Under normal circumstances, each Portfolio maintains at least 80% of its assets in municipal bonds. Municipal bonds may be obligations of a variety of issuers, including governmental entities or other qualifying issuers. Issuers may be states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities. Municipal bonds also include short-term tax-exempt obligations like municipal notes and variable rate demand obligations. Because of its emphasis on municipal bonds, each Portfolio should be considered as a means of diversifying an investment portfolio and not in itself a balanced investment plan.

Each Portfolio may invest up to 20% of its assets on a temporary basis in taxable money market securities that have a maturity of one year or less. The Portfolios make these investments for liquidity purposes or as a temporary investment pending an investment in municipal bonds. As a temporary measure for defensive purposes, each Portfolio may invest without limitation in taxable money market securities. These investments may prevent a Portfolio from meeting its investment objective.

Investments in taxable money market securities may cause a Portfolio to have taxable investment income. Each Portfolio may also realize capital gains on the sale of its municipal bonds (and other securities it holds). These capital gains will be taxable regardless of whether they are derived from a sale of municipal bonds.

Each Portfolio's investments may consist of private activity bonds that may subject certain shareholders to an alternative minimum tax.

The Portfolios may use derivatives including futures, options, indexed securities and inverse securities. Derivatives are financial instruments whose value is derived from another security or an index such as the Lehman Brothers Municipal Bond Index.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                            15

-------------------------------------------------------------------------------

Table of Contents

-------------------------------------------------------------------------------

DETAILS ABOUT THE FUND ICON

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


ABOUT THE PORTFOLIO MANAGER OF THE INSURED PORTFOLIO

Robert A. DiMella is a Vice President and portfolio manager of the Insured Portfolio. Mr. DiMella has been a Vice President of Merrill Lynch Investment Managers since 1997 and was Assistant Vice President from 1995 to 1997. He was an Assistant Portfolio Manager of Merrill Lynch Investment Managers from 1993 to 1995.

ABOUT THE INVESTMENT ADVISER

The Fund is managed by Fund Asset Management.

-------------------------------------------------------------------------------


Portfolio management considers a variety of factors when choosing investments, such as:

     o Credit Quality Of Issuers --- based on bond ratings and other factors including economic and financial conditions.

     o Yield Analysis --- takes into account factors such as the different yields available on different types of obligations and the shape of the yield curve (longer term obligations typically have higher yields).

     o Maturity Analysis --- the weighted average maturity of the portfolio will be maintained within a desirable range as determined from time to time. Factors considered include portfolio activity, maturity of the supply of available bonds and the shape of the yield curve.

  In addition, Portfolio management considers the availability of features that protect against an early call of a bond by the issuer.

  INSURED PORTFOLIO
-------------------------------------------------------------------------------

  The Insured Portfolio invests primarily in investment grade municipal bonds covered by insurance guaranteeing the timely payment of principal at maturity and interest when due. Under normal circumstances, the Portfolio expects to invest at least 65% of its assets in municipal bonds covered by such insurance. Either the issuer of the bond or the Portfolio purchases the insurance. The Portfolio will usually invest a majority of its assets in municipal bonds that have a maturity of five years or longer.

  While insurance reduces the credit risk of the Portfolio's investments, the yield on insured bonds, and therefore the Portfolio, may be lower than it would be if the Portfolio invested in uninsured municipal bonds. Insurance does not guarantee the market value of municipal bonds in the Portfolio or the value of the Portfolio's shares.

16

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------

Table of Contents

-------------------------------------------------------------------------------

ABOUT THE PORTFOLIO MANAGER OF THE NATIONAL PORTFOLIO

Walter O'Connor is a Vice President and a portfolio manager of the National Portfolio. Mr. O'Connor has been a Director (Municipal Tax-Exempt) of Merrill Lynch Investment Managers since 1997 and was a Vice President from 1993 to 1997.

-------------------------------------------------------------------------------

NATIONAL PORTFOLIO
-------------------------------------------------------------------------------

The National Portfolio may invest in municipal bonds rated in any rating category or unrated municipal bonds. The Portfolio will usually invest in municipal bonds that have a maturity of five years or longer. Portfolio management will choose municipal bond investments that it believes offer a relatively high potential for total return relative to their total risk. Although the Portfolio's investment policies are not governed by specific rating categories, Portfolio management does not presently intend to invest more than 35% of the Portfolio's assets in municipal bonds rated below investment grade (below BBB by S&P or Fitch, or below Baa by Moody's) or unrated municipal bonds that Portfolio management believes are of comparable quality. These lower-rated obligations are commonly known as "junk bonds." The 35% limitation on junk bond investments reflects only the present intention of Portfolio management, and may be changed without approval by the Board of Directors of the Fund. Therefore, it is possible that the Portfolio could invest up to 100% of its assets in junk bonds. The Portfolio will not invest in municipal bonds rated in the lowest rating categories (CC or lower by S&P or Fitch, or Ca or lower by Moody's) unless Portfolio management believes those ratings do not accurately reflect the financial condition of the issuer or other factors affecting the creditworthiness of the bonds. Portfolio management does not presently intend to invest in municipal bonds that are in default or that it believes will be in default.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                            17

-------------------------------------------------------------------------------

Table of Contents

-------------------------------------------------------------------------------

DETAILS ABOUT THE FUND ICON

-------------------------------------------------------------------------------


ABOUT THE PORTFOLIO MANAGER OF THE LIMITED MATURITY PORTFOLIO

Peter J. Hayes is a Vice President and a portfolio manager of the Limited Maturity Portfolio. Mr. Hayes has served as First Vice President of Merrill Lynch Investment Managers since 1997 and was a Vice President from 1988 to 1997.

-------------------------------------------------------------------------------

  LIMITED MATURITY PORTFOLIO
-------------------------------------------------------------------------------
  The Limited Maturity Portfolio invests primarily in investment grade municipal bonds or notes, including variable rate demand obligations, that have a maturity of less than four years. Under normal circumstances, the Portfolio expects to invest at least 65% of its assets in such bonds or notes. Certain municipal bonds that the Portfolio purchases may have a maturity of greater than four years, but allow the Portfolio to require the issuer to redeem the bonds within four years. The Portfolio treats these bonds as having a maturity of less than four years. The value of the Portfolio's investments generally will not be as sensitive to changes in prevailing interest rates because of their shorter maturities. Fluctuations in interest rates on short-term municipal bonds may, however, vary more widely than those on long-term municipal bonds from time to time.

  INVESTMENT RISKS
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  This section contains a summary discussion of the general risks of investing in the Portfolios. As with any mutual fund, there can be no guarantee that any Portfolio will meet its goals or that any Portfolio's performance will be positive for any period of time.

  Bond Market and Selection Risk --- Bond market risk is the risk that the bond market will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the securities that Portfolio management selects will underperform the market or other funds with similar investment objectives and investment strategies.

  Credit Risk --- Credit risk is the risk that the issuer will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

  Interest Rate Risk --- Interest rate risk is the risk that prices of municipal bonds generally increase when interest rates decline and decrease when

18

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------


Table of Contents

  interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.

  Call and Redemption Risk --- A bond's issuer may call a bond for redemption before it matures. If this happens to a bond a Portfolio holds, the Portfolio may lose income and may have to invest the proceeds in bonds with lower yields.

  Borrowing and Leverage --- Each Portfolio may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of a Portfolio's shares and in the yield on a Portfolio's holdings. Borrowing will cost a Portfolio interest expense and other fees. The costs of borrowing may reduce a Portfolio's return. Certain securities that a Portfolio buys may create leverage including, for example, when-issued securities, forward commitments and options.

  Risks associated with certain types of obligations in which one or more of the Portfolios may invest include:

  General Obligation Bonds --- The faith, credit and taxing power of the municipality that issues a general obligation bond secures payment of interest and repayment of principal. Timely payments depend on the issuer's credit quality, ability to raise tax revenues and ability to maintain an adequate tax base.

  Revenue Bonds --- Payments of interest and principal on revenue bonds are made only from the revenues generated by a particular facility, class of facilities or the proceeds of a special tax or other revenue source. These payments depend on the money earned by the particular facility or class of facilities.

  Industrial Development Bonds --- Municipalities and other public authorities issue industrial development bonds to finance development of industrial facilities for use by a private enterprise. The private enterprise pays the principal and interest on the bond, and the issuer does not pledge its faith, credit and taxing power for repayment. If the private enterprise defaults on its payments, a Portfolio may not receive any income or get its money back from the investment.

  Junk Bonds --- Only the National Portfolio invests in junk bonds. Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that Portfolio management believes are of

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                            19

-------------------------------------------------------------------------------

Table of Contents

-------------------------------------------------------------------------------

DETAILS ABOUT THE FUND ICON

-------------------------------------------------------------------------------


comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for the Portfolio. Junk bonds generally are less liquid and experience more price volatility than higher rated debt securities. The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer's bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Junk bonds may be subject to greater call and redemption risk than higher rated debt securities.

Insured Municipal Bonds --- Insurance guarantees that interest payments on a bond will be made on time and that the principal will be repaid when the bond matures. Either the issuer of the bond or the Portfolio purchases the insurance. Insurance is expected to protect a Portfolio against losses caused by a bond issuer's failure to make interest and principal payments. However, insurance does not protect a Portfolio or its shareholders against losses caused by declines in a bond's value. Also, a Portfolio cannot be certain that any insurance company will make the payments it guarantees. A Portfolio may lose money on its investment if the insurance company does not make these payments. In addition, if a Portfolio purchases the insurance, it must pay the premiums, which will reduce the Portfolio's yield. Each Portfolio intends to use only insurance companies that have an AAA credit rating from S&P or Fitch, or an Aaa credit rating from Moody's. However, if insurance with these ratings is not available, a Portfolio may use insurance companies with lower ratings or stop purchasing insurance or insured bonds. If a bond's insurer fails to fulfill its obligations or loses its credit rating, the value of the bond could drop.

Moral Obligation Bonds --- Moral obligation bonds are generally issued by special purpose public authorities of a state or municipality. If the issuer is unable to meet its obligations, the repayment of these bonds becomes a moral commitment, but not a legal obligation, of the state or municipality.

Municipal Notes --- Municipal notes are shorter term municipal debt obligations. They may provide interim financing in anticipation of tax collection, bond sales or revenue receipts. If there is a shortfall in the anticipated proceeds, the notes may not be fully repaid and a Portfolio may lose money.

Municipal Lease Obligations --- In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer will generally appropriate municipal funds for that purpose, but is not obligated

20

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------


Table of Contents

to do so. Although the issuer does not pledge its unlimited taxing power for payment of the lease obligation, the lease obligation is secured by the leased property. However, it may be difficult to sell the property and the proceeds of a sale may not cover the Portfolio's loss.

Variable Rate Demand Obligations --- Variable rate demand obligations (VRDOs) are floating rate securities that combine an interest in a long term municipal bond with a right to demand payment before maturity from a bank or other financial institution. If the bank or financial institution is unable to pay, a Portfolio may lose money.

Derivatives --- Each Portfolio may use derivatives, including indexed and inverse floating rate securities, options on portfolio positions, options on securities or other financial indices, and financial futures and options on such futures. Derivatives allow the Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

      Credit risk --- the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Portfolio.

      Leverage risk --- the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

      Liquidity Risk --- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Each Portfolio may use derivatives for hedging purposes including anticipatory hedges. Hedging is a strategy in which the Portfolio uses a derivative to offset the risks associated with other Portfolio holdings. While hedging can reduce losses, it can also reduce or eliminate gains if the market moves in a different manner than anticipated by the Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Portfolio, in which case any losses

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                            21

-------------------------------------------------------------------------------

Table of Contents

-------------------------------------------------------------------------------

DETAILS ABOUT THE FUND ICON

-------------------------------------------------------------------------------


on the holdings being hedged may not be reduced. There can be no assurance that the Portfolio's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. None of the Portfolios is required to use hedging and each may choose not to do so.

Indexed and Inverse Floating Rate Securities--- Each of the Portfolios may invest in securities whose potential returns are directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. The Portfolios may also invest in securities whose return is inversely related to changes in an interest rate (inverse floaters). In general, income on inverse floaters will decrease when short term interest rates increase and increase when short term interest rates decrease. Investments in inverse floaters may subject the Portfolios to the risks of reduced or eliminated interest payments and losses of principal. In addition, certain indexed securities and inverse floaters may increase or decrease in value at a greater rate than the underlying interest rate which effectively leverages the Portfolio's investment. As a result, the market value of such securities will generally be more volatile than that of fixed rate, taxexempt securities. Indexed securities and inverse floaters are derivative securities and can be considered speculative.

When-Issued Securities, Delayed-Delivery Securities and Forward Commitments --- When-issued and delayed-delivery securities and forward commitments involve the risk that the security a Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation, in which case the Portfolio loses the investment opportunity of the assets it has set aside to pay for the security and any gain in the security's price.

Illiquid Investments --- Each Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot easily resell within seven days at current value or that have contractual or legal restrictions on resale. If the Portfolio buys illiquid securities it may be unable to quickly resell them or may be able to sell them only at a price below current value.

22

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------


Table of Contents

STATEMENT OF ADDITIONAL INFORMATION
-------------------------------------------------------------------------------

If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                            23

-------------------------------------------------------------------------------

Table of Contents

-------------------------------------------------------------------------------

YOUR ACCOUNT ICON

-------------------------------------------------------------------------------


MERRILL LYNCH SELECT PRICING SM SYSTEM
-------------------------------------------------------------------------------

Each Portfolio offers four share classes, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents the same ownership interest in the portfolio investments of the particular Portfolio. When you choose your class of shares, you should consider the size of your investment and how long you plan to hold your shares. Your Merrill Lynch Financial Consultant can help you determine which share class is best suited to your personal financial goals.

For example, if you select Class A or D shares, you pay a sales charge at the time of purchase. If you buy Class D shares, you also pay an ongoing account maintenance fee of 0.25% for the Insured Portfolio and National Portfolio, and an account maintenance fee of 0.10% for the Limited Maturity Portfolio. You may be eligible for a sales charge reduction or waiver.

Certain financial intermediaries may charge additional fees in connection with transactions in Portfolio shares. The Investment Adviser, the Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Portfolio shares or for shareholder servicing activities.

If you select Class B or C shares, you will invest the full amount of your purchase price, but you will be subject to an account maintenance fee of 0.25% for the Insured Portfolio and National Portfolio, and 0.15% for the Limited Maturity Portfolio on an ongoing basis. In addition, if you select Class B or C shares of the Insured Portfolio or National Portfolio you will be subject to a distribution fee of 0.50% for Class B shares and 0.55% for Class C shares. If you select Class B and C shares of the Limited Maturity Portfolio you will be subject to a distribution fee of 0.20%. Because these fees are paid out of each Portfolio's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. You may also be subject to a deferred sales charge when you sell Class B or C shares of a Portfolio.

Class C shares of the Limited Maturity Portfolio are offered only through the exchange privilege and may only be purchased through exchange of the Class C shares of another Portfolio or another fund using the Merrill Lynch Select PricingSM System.

Each Portfolio's shares are distributed by FAM Distributors, Inc., an affiliate of Merrill Lynch.

24

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------


Table of Contents

The table below summarizes key features of the Merrill Lynch Select Pricing SM System.

                         Class A                   Class B                      Class C                     Class D
  Availability   Limited to certain       Generally available        Generally available through     Generally available
                 investors including:     through Merrill            Merrill Lynch. Limited          through Merrill
                 o Current Class A        Lynch. Limited             availability through selected   Lynch. Limited
                 shareholders o           availability through       securities dealers and other    availability through
                 Participants in certain  selected securities        financial                       selected securities
                 Merrill Lynch sponsored  dealers and other          intermediaries. Shares of the   dealers and other
                 programs o Certain       financial intermediaries.  Limited Maturity Portfolio are  financial
                 affiliates of Merrill                               available only through the      intermediaries.
                 Lynch, selected                                     Exchange Privilege.
                 securities dealers and
                 other financial
                 intermediaries
  Initial Sales  Yes. Payable at time of  No. Entire purchase price  No. Entire purchase price is    Yes. Payable at time
  Charge?        purchase. Lower sales    is invested in shares of   invested in shares of the       of purchase. Lower
                 charges available for    the Fund.                  Fund.                           sales charges
                 larger investments.                                                                 available for larger
                                                                                                     investments.
  Deferred       No. (May be charged for  Yes. Payable if you        Yes. Payable if you redeem      No. (May be charged
  Sales Charge?  purchases over           redeem within four years   within one year of purchase.    for purchases over
                 $1,000,000 that are      of purchase for the                                        $1,000,000 that are
                 redeemed within one      Insured Portfolio and the                                  redeemed within one
                 year of purchase.)       National Portfolio or                                      year of purchase.)
                                          within one year of
                                          purchase for the Limited
                                          Maturity Portfolio.
  Account        No.                      0.25% Account Maintenance  0.25% Account Maintenance Fee   0.25% Account
  Maintenance                             Fee for the Insured        for the Insured Portfolio and   Maintenance Fee for
  and                                     Portfolio and National     National Portfolio, 0.15% for   the Insured Portfolio
  Distribution                            Portfolio, 0.15% for the   the Limited Maturity            and National
  Fees?                                   Limited Maturity           Portfolio. 0.55% Distribution   Portfolio, and a
                                          Portfolio. 0.50%           Fee for the Insured Portfolio   0.10% Account
                                          Distribution Fee for the   and National Portfolio, and     Maintenance Fee for
                                          Insured Portfolio and      0.20% Distribution Fee for the  the Limited Maturity
                                          National Portfolio, and    Limited Maturity Portfolio.     Portfolio. No
                                          0.20% Distribution Fee                                     Distribution Fee.
                                          for the Limited Maturity
                                          Portfolio.
  Conversion to  No.                      Yes, automatically after   No.                             No.
  Class  D                                approximately ten years.
  shares?


                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                            25

-------------------------------------------------------------------------------


Table of Contents

YOUR ACCOUNT ICON

Class A and Class D Shares --- Initial Sales Charge Options

If you select Class A or Class D shares, you will pay a sales charge at the time of purchase.

                   Insured Portfolio and National Portfolio
                                                                                 Dealer
                                                                              Compensation
                                         As a % of          As a % of          as a % of
            Your Investment            Offering Price    Your Investment*    Offering Price
   Less than $25,000                            4.00%               4.17%             3.75%
   $25,000 but less than $50,000                3.75%               3.90%             3.50%
   $50,000 but less than $100,000               3.25%               3.36%             3.00%
   $100,000 but less than $250,000              2.50%               2.56%             2.25%
   $250,000 but less than $1,000,000            1.50%               1.52%             1.25%
   $1,000,000 and over**                        0.00%               0.00%             0.00%


            Limited Maturity Portfolio
                                                                                 Dealer
                                                                              Compensation
                                         As a % of          As a % of          as a % of
            Your Investment            Offering Price    Your Investment*    Offering Price
   Less than $100,000                           1.00%               1.01%             0.95%
   $100,000 but less than $250,000              0.75%               0.76%             0.70%
   $250,000 but less than $500,000              0.50%               0.50%             0.45%
   $500,000 but less than $1,000,000            0.30%               0.30%             0.27%
   $1,000,000 and over**                        0.00%               0.00%             0.00%


   * Rounded to the nearest one-hundredth percent.

  ** If you invest $1,000,000 or more in Class A or Class D shares, you may not pay an initial sales charge. In that case, the Investment Adviser compensates the selling dealer or other financial intermediary from its own funds. However, if you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% (for the Insured Portfolio and National Portfolio) or 0.20% (for the Limited Maturity Portfolio). Such deferred sales charge may be waived in connection with certain fee-based programs.

26

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------

Table of Contents

-------------------------------------------------------------------------------


Right of Accumulation --- permits you to pay the sales charge that would apply to the cost or value (whichever is higher) of all shares you own in the Merrill Lynch mutual funds that offer Select PricingSM options.

Letter of Intent --- permits you to pay the sales charge that would be applicable if you add up all shares of Merrill Lynch Select PricingSM System funds that you agree to buy within a 13 month period. Certain restrictions apply.

-------------------------------------------------------------------------------


No initial sales charge applies to Class A or Class D shares that you buy through reinvestment of dividends.

A reduced or waived sales charge on a purchase of Class A or Class D shares may apply for:


  o  Purchases under a Right of Accumulation or Letter of Intent
  o  Merrill Lynch Blueprint SM Program participants
  o  TMA SM Managed Trusts
  o  Certain Merrill Lynch investment or central asset accounts
  o Purchases using proceeds from the sale of certain Merrill Lynch closed-end funds under certain circumstances
  o Certain investors, including directors or trustees of Merrill Lynch mutual funds and Merrill Lynch employees
  o Certain fee-based programs of Merrill Lynch and other financial intermediaries that have agreements with the Distributor or its affiliates

Only certain investors are eligible to buy Class A shares. Your Merrill Lynch Financial Consultant can help you determine whether you are eligible to buy Class A shares or to participate in any of these programs.

If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class A and Class D shares, you should buy Class A since Class D shares are subject to an account maintenance fee, while Class A shares are not.

If you redeem Class A or Class D shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this "Reinstatement Privilege" may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your Merrill Lynch Financial Consultant, selected securities dealer, other financial intermediary or the Fund's Transfer Agent at 1-800-MER-FUND.

Class B and Class C Shares --- Deferred Sales Charge Options

If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within four years (or within one year for the Limited Maturity Portfolio) after purchase or your Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay account maintenance fees of 0.25% (or 0.15% for Class B and C shares of the

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                            27

-------------------------------------------------------------------------------


Table of Contents

YOUR ACCOUNT ICON

Limited Maturity Portfolio) and distribution fees each year under a distribution plan that the Fund has adopted under Rule 12b-1. If you invest in the Insured Portfolio or National Portfolio, you will pay distribution fees for your Class B and C shares in the amount of 0.50% or 0.55%, respectively, of your investment each year. Distribution fees for Class B and Class C shares of the Limited Maturity Portfolio are 0.20% each year. Because these fees are paid out of each Portfolio's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charges and the distribution fees to cover the costs of marketing, advertising and compensating the Merrill Lynch Financial Consultant, selected securities dealer or other financial intermediary who assists you in purchasing Portfolio shares.

Class B Shares

If you redeem Class B shares within four years (or within one year for the Limited Maturity Portfolio) after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedules:

                   Insured Portfolio and National Portfolio

                        Years Since Purchase       Sales Charge*
                             0 -- 1                    4.00%
                             1 -- 2                    3.00%
                             2 -- 3                    2.00%
                             3 -- 4                    1.00%
                             4 and thereafter          0.00%


                   Limited Maturity Portfolio

                        Year Since Purchase        Sales Charge*
                             0 -- 1               1.00%
                             1 and thereafter     0.00%


 * The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends or distributions are not subject to a deferred sales charge. Not all Merrill Lynch funds have identical deferred sales charge schedules. If you exchange your shares for shares of another fund, the higher charge will apply.

28

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------


Table of Contents

The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

  o Redemption in connection with participation in certain fee-based programs of Merrill Lynch or other financial intermediaries that have agreements with the Distributor or its affiliates
  o Withdrawals resulting from shareholder death or disability as long as the waiver request is made within one year of death or disability or, if later, reasonably promptly following completion of probate, or in connection with involuntary termination of an account in which Portfolio shares are held
  o Withdrawal through the Merrill Lynch Systematic Withdrawal Plan of up to 10% per year of your Class B account value at the time the plan is established

Your Class B shares convert automatically into Class D shares approximately ten years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class D shares are subject to lower annual expenses than Class B shares. The conversion of Class B to Class D shares is not a taxable event for federal income tax purposes.

Different conversion schedules apply to Class B shares of different Merrill Lynch mutual funds. For example, Class B shares of a fixed-income fund typically convert approximately ten years after purchase compared to approximately eight years for equity funds. If you acquire your Class B shares in an exchange from another fund with a shorter conversion schedule, the Portfolio's ten year conversion schedule will apply. If you exchange your Class B shares in a Portfolio for Class B shares of a fund with a shorter conversion schedule, the other fund's conversion schedule will apply. The length of time that you hold both the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

Class C Shares

If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                            29

-------------------------------------------------------------------------------

Table of Contents

-------------------------------------------------------------------------------

YOUR ACCOUNT ICON

-------------------------------------------------------------------------------


redeem shares that you acquire through reinvestment of Fund dividends or distributions. The deferred sales charge relating to Class C shares may be reduced or waived in connection with participation in certain Merrill Lynch fee-based programs, involuntary termination of an account in which Portfolio shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plan.

Class C shares do not offer a conversion privilege.

HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES
-------------------------------------------------------------------------------

The chart below summarizes how to buy, sell, transfer and exchange shares through Merrill Lynch, a selected securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying, selling, transferring or exchanging shares through the Transfer Agent, call 1-800-MER-FUND. Because the selection of a mutual fund involves many considerations, your Merrill Lynch Financial Consultant may help you with this decision.

Because of the high costs of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. The involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.

30

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------


Table of Contents

     If You Want to             Your Choices                         Information Important for You to Know
  Buy Shares            First, select the share       Refer to the Merrill Lynch Select PricingSM System table on page
                        class appropriate for you     24. Be sure to read this prospectus carefully.
                        Next, determine the amount    The minimum initial investment for a Portfolio is $1,000 for all
                        of your investment            accounts except:
                                                         o $500 for Employee AccessSM Accounts
                                                         o $250 for certain Merrill Lynch fee-based programs
                                                         o $100 for Merrill Lynch BlueprintSM Program
                                                      (The minimums for initial investments may be waived under certain circumstances.)

                        Have your Merrill Lynch       The price of your shares is based on the next calculation of net
                        Financial Consultant,         asset value after your order is placed. Any purchase orders placed
                        selected securities dealer    by the close of business on the New York Stock Exchange (generally
                        or other financial            4:00 pm Eastern time) will be priced at the net asset value
                        intermediary submit your      determined that day. Certain financial intermediaries, however, may
                        purchase order                require submission of orders prior to that time.
                                                      Purchase orders placed after that time will be priced at the net asset value determined on the next business day. Each Portfolio may reject any order to buy shares and may suspend the sale of shares at any time. Selected securities dealers or other
                                                      financial intermediaries, including Merrill Lynch, may charge a processing fee to confirm a purchase. Merrill Lynch currently charges a fee of $5.35.

                        Or contact the Transfer       To purchase shares directly, call the Transfer Agent at
                        Agent                         1-800-MER-FUND and request a purchase application. Mail the completed purchase application to the Transfer Agent at the address on the inside back cover of this Prospectus.

  Add to Your           Purchase additional shares    The minimum investment for additional purchases is generally $50 for
  Investment                                          all accounts except that certain programs, such as automatic investment plans, may have higher minimums. (The minimums for additional purchases may be waived under certain circumstances.)

                        Acquire additional shares     All dividends and capital gains distributions are automatically
                        through the automatic         reinvested without a sales charge.
                        dividend reinvestment plan

                        Participate in the automatic   You may invest a specific amount on a periodic basis through certain
                        investment plan                Merrill Lynch investment or central asset accounts.

  Transfer Shares to    Transfer to a participating    You may transfer your shares of a Portfolio only to another
  Another Securities    securities dealer or other     securities dealer that has entered into an agreement with Merrill
  Dealer or Other       financial intermediary         Lynch. Certain shareholder services may not be available for the
  Financial                                            transferred shares. You may only purchase additional shares of funds
  Intermediary                                         previously owned before the transfer. All future trading of these assets must be coordinated by the receiving firm.


             MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                               31

-------------------------------------------------------------------------------


Table of Contents

YOUR ACCOUNT ICON


  If You Want to         Your Choices                            Information Important for You to Know
 Transfer Shares   Transfer to a             You must either:
 to Another        non-participating            o Transfer your shares to an account with the Transfer Agent; or
 Securities        securities dealer or         o Sell your shares, paying any applicable deferred sales charge.
 Dealer or Other   other financial
 Financial         intermediary
 Intermediary
 (continued)
 Sell Your Shares  Have your Merrill Lynch   The price of your shares is based on the next calculation of net asset value
                   Financial Consultant,     after your order is placed. For your redemption request to be priced at the
                   selected securities       net asset value on the day of your request, you must submit your request to
                   dealer or other           your dealer or other financial intermediary prior to that day's close of
                   financial intermediary    business on the New York Stock Exchange (generally 4:00 p.m. Eastern
                   submit your sales order   time). Certain financial intermediaries, however, may require submission of orders prior to that time. Any redemption request placed after that time will be priced at the net asset value at the close of business on the next business day.
                                             Securities dealers or other financial intermediaries, including
                                             Merrill Lynch, may charge a fee to process a redemption of shares. Merrill Lynch currently charges a fee of $5.35. No processing fee is charged if you redeem shares held by the
                                             Transfer Agent.
                                             The Fund may reject an order to sell shares under certain
                                             circumstances.

                   Sell through the          You may sell shares held at the Transfer Agent by writing to the Transfer
                   Transfer Agent            Agent at the address on the inside back cover of this prospectus. All shareholders on the account must sign the letter. A signature guarantee will generally be required, but may be waived in certain limited circumstances. You can obtain a signature
                                             guarantee from a bank, securities dealer, securities broker, credit union, savings association, national securities exchange or registered securities association. A notary public seal will not be acceptable. If you hold stock certificates, return the certificates with the letter. The Transfer Agent will normally mail redemption proceeds within seven days following receipt of a properly completed request. If you make a redemption request before the Fund has collected payment for the purchase of shares, the Fund or the Transfer Agent may delay mailing your proceeds.
                                             This delay will usually not exceed ten days. You may also sell shares held at the Transfer Agent by telephone request if the amount being sold is less than $50,000 and if certain other conditions are met. Contact the Transfer Agent at 1-800-MER-FUND
                                             for details.

32

             MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------


Table of Contents

 If You Want to      Your Choices                            Information Important for You to Know
 Sell Shares       Participate in the        You can choose to receive systematic payments from your Fund account either by check
 Systematically    Fund's Systematic         or through direct deposit to your bank account on a monthly or quarterly basis. If
                   Withdrawal Plan           you hold your Portfolio shares in a Merrill Lynch CMA(r) or CBA(r) Account you can arrange for systematic redemptions of a fixed dollar amount on a monthly, bi-
                                             monthly, quarterly, semi-annual or annual basis, subject to certain conditions. Under either method you must have dividends and other distributions automatically reinvested. For Class B and
                                             C shares your total annual withdrawals cannot be more than 10%
                                             per year of the value of your shares at the time your plan is established. The deferred sales charge is waived for systematic redemptions. Ask your Merrill Lynch Financial Consultant or other financial intermediary for details.

 Exchange Your     Select the fund           You can exchange your shares of a Portfolio for shares of many other Merrill Lynch
 Shares            into which you            mutual funds. You must have held the shares used in the exchange for at least 15
                   want to exchange. Be      calendar days before you can exchange to another fund.
                   sure to read that         Each class of Portfolio shares is generally exchangeable for shares of the same
                   fund's prospectus         class of another fund. If you own Class A shares and wish to exchange into a fund in which you have no Class A shares (and are not eligible to buy
                                             Class A shares), you will exchange into Class D shares.
                                             Some of the Merrill Lynch mutual funds impose a different initial or deferred sales charge schedule. If you exchange Class A or D shares for shares of a fund with a higher initial sales charge than you originally paid, you will be charged the difference at the time of exchange. If you exchange Class B shares for shares of a fund with a different deferred sales charge schedule, the higher schedule will apply. The time you hold Class B or C shares in both funds will count when determining your holding period for calculating a deferred sales charge at redemption. If you
                                             exchange Class A or D shares for money market fund shares, you will receive Class A shares of Summit Cash Reserves Fund. Class B or C shares of a Portfolio will be exchanged for Class B shares of Summit. To exercise the exchange privilege contact your
                                             Merrill Lynch Financial Consultant or other financial
                                             intermediary or call the Transfer Agent at 1-800-MER-FUND.
                                             Although there is currently no limit on the number of exchanges that you can make, the exchange privilege may be modified or terminated at any time in the future.


             MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                            33

-------------------------------------------------------------------------------


Table of Contents

YOUR ACCOUNT ICON

Net Asset Value --- the market value of a Portfolio's total assets after deducting liabilities, divided by the number of shares outstanding.

HOW SHARES ARE PRICED
-------------------------------------------------------------------------------


When you buy shares, you pay the net asset value, plus any applicable sales charge. This is the offering price. Shares are also redeemed at their net asset value, minus any applicable deferred sales charge. Each Portfolio calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time.

The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed. The Fund may accept orders from certain authorized financial intermediaries or their designees. The Fund will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

Generally, Class A shares will have the highest net asset value because that class has the lowest expenses, and Class D shares will have a higher net asset value than Class B or Class C shares. Class B shares will have a higher NAV than Class C shares because Class B shares have lower distribution expenses than Class C shares. Also dividends paid on Class A and Class D shares will generally be higher than dividends paid on Class B and Class C shares because Class A and Class D shares have lower expenses.

PARTICIPATION IN FEE-BASED PROGRAMS
-------------------------------------------------------------------------------

If you participate in certain fee-based programs offered by Merrill Lynch or other financial intermediaries, you may be able to buy Class A shares at net asset value, including by exchanges from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.

You generally cannot transfer shares held through a fee-based program into another account. Instead, you will have to redeem your shares held through the program and purchase shares of another class, which may be subject to distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.

34

             MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------


Table of Contents

-------------------------------------------------------------------------------


Dividends --- exempt interest, ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Portfolio shares as they are paid.

"BUYING A DIVIDEND"

You may want to avoid buying shares shortly before a Portfolio pays a dividend although the impact on you will be significantly less than if you were invested in a fund paying fully taxable dividends. The reason? If you buy shares when a fund has realized but not yet distributed taxable ordinary income (if any) or capital gains, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable dividend. Before investing you may want to consult your tax adviser.

-------------------------------------------------------------------------------


If you leave one of these programs, your shares may be redeemed or automatically exchanged into another class of the particular Portfolio or into a money market fund. The class you receive may be the class you originally owned when you entered the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class D shares may be modified. Any redemption or exchange will be at net asset value. However, if you participate in the program for less than a specified period, you may be charged a fee in accordance with the terms of the program.

Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your Merrill Lynch Financial Consultant, selected securities dealer or other financial intermediary.

DIVIDENDS AND TAXES
-------------------------------------------------------------------------------

Each Portfolio will distribute any net investment income monthly, and any net realized long or short term capital gains at least annually. Each Portfolio may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. If you would like to receive dividends in cash, contact your Merrill Lynch Financial Consultant, selected securities dealer, other financial intermediary or the Transfer Agent.

To the extent that the dividends distributed by a Portfolio are from municipal bond interest income, they are exempt from Federal income tax but may be subject to state and local taxes. Certain investors may be subject to a Federal alternative minimum tax on dividends received from a Portfolio. Interest income from other investments may produce taxable dividends. Dividends derived from capital gains realized by a Portfolio will be subject to Federal tax.

Generally, within 60 days after the end of the Fund's taxable year, each Portfolio will tell you the amount of exempt-interest dividends and capital gain dividends you received that year. Capital gain dividends are taxable as long term capital gains to you, regardless of how long you have held your shares. The tax treatment of dividends from a Portfolio is the same whether you choose to receive them in cash or to have them reinvested in shares of the Portfolio.

             MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                            35

-------------------------------------------------------------------------------


Table of Contents

-------------------------------------------------------------------------------


YOUR ACCOUNT ICON

-------------------------------------------------------------------------------


If you redeem Portfolio shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to tax. Capital gains are generally taxed at different rates than ordinary income dividends.

By law, Portfolios must withhold 31% of your dividends and redemption proceeds if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.

This section summarizes some of the consequences under current federal tax law of an investment in a Portfolio. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in a Portfolio under all applicable tax laws.

36

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------


Table of Contents

-------------------------------------------------------------------------------


MANAGEMENT ICON

-------------------------------------------------------------------------------


FUND ASSET MANAGEMENT
-------------------------------------------------------------------------------
Fund Asset Management, L.P., the Fund's Investment Adviser, manages the Fund's investments and its business operations under the overall supervision of the Fund's Board of Directors. The Investment Adviser has the responsibility for making all investment decisions for the Portfolios.

Set forth below is the advisory fee paid by each Portfolio for the fiscal year ended June 30, 2000, as a percentage of the average daily net assets of the relevant Portfolio.

                                                      Advisory Fee
                                                    Paid For Fiscal
                                                       Year Ended
                                                     June 30, 2000*
                        Insured Portfolio                  0.37 %
                        National Portfolio                 0.48 %
                        Limited Maturity Portfolio         0.34 %


* As a % of average daily net assets.

Fund Asset Management was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. Fund Asset Management and its affiliates, including Merrill Lynch Investment Managers, had approximately $571 billion in investment company and other portfolio assets under management as of September 2000. This amount includes assets managed for Merrill Lynch affiliates.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                            37

-------------------------------------------------------------------------------


Table of Contents

MANAGEMENT ICON


FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------------------
The financial highlights table is intended to help you understand each Portfolio's financial performance for the past five years. Certain information reflects financial results for a single Portfolio share. The total returns in the table represent the rate that an investor would have earned on an investment in the indicated Portfolio (assuming reinvestment of all dividends). This information has been audited by Deloitte & Touche LLP, whose report, along with each Portfolio's financial statements, are included in the Fund's annual reports to Shareholders, which are available upon request.

                                                                            Insured Portfolio
                                                                                 Class A
                                                                       For the Year Ended June 30,
          Increase (Decrease) in Net
                 Asset Value:                      2000           1999            1998            1997            1996
 Per Share Operating Performance:
  Net asset value, beginning of year               $7.79           $8.25           $8.06           $7.91           $7.92
  Investment income --- net                          .40             .41             .43             .45             .44
  Realized and unrealized gain (loss) on
  investments --- net                               (.32)           (.27)            .20             .15            (.01)
  Total from investment operations                   .08             .14             .63             .60             .43
  Less dividends and distributions:
     Investment income --- net                      (.40)           (.41)           (.43)           (.45)           (.44)
     Realized gain on investments --- net            ---            (.19)           (.01)            ---             ---
     In excess of realized gain on
     investments --- net                            (.11)            ---             ---             ---             ---
  Total dividends and distributions                 (.51)           (.60)           (.44)           (.45)           (.44)
  Net asset value, end of year                     $7.36           $7.79           $8.25           $8.06           $7.91
  Total Investment Return:*
  Based on net asset value per share                1.21%           1.56%           8.05%           7.72%           5.51%
  Ratios to Average Net Assets:
  Expenses                                          0.43%            .42%            .42%            .44%            .43%
  Investment income --- net                         5.33%           5.02%           5.29%           5.58%           5.55%
  Supplemental Data:
  Net assets, end of year (in  thousands)       $972,420      $1,216,346      $1,377,025      $1,441,785      $1,572,835
  Portfolio turnover                               94.08%          86.35%         102.89%          74.40%          78.49%

* Total investment returns exclude the effects of sales charges.

38

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------


Table of Contents

FINANCIAL HIGHLIGHTS (continued)
-------------------------------------------------------------------------------


                                                                                Insured Portfolio
                                                                                     Class B
                                                                           For the Year Ended June 30,
           Increase (Decrease) in Net Asset
                        Value:                             2000          1999          1998          1997          1996
 Per Share Operating Performance:
  Net asset value, beginning of year                       $7.78         $8.24         $8.05         $7.91         $7.92
  Investment income --- net                                  .34           .35           .37           .39           .38
  Realized and unrealized gain (loss) on
  investments --- net                                       (.31)         (.27)          .20           .14          (.01)
  Total from investment operations                           .03           .08           .57           .53           .37
  Less dividends and distributions:
       Investment income --- net                            (.34)         (.35)         (.37)         (.39)         (.38)
       Realized gain on investments --- net                  ---          (.19)         (.01)          ---           ---
       In excess of realized gain on
       investments --- net                                  (.11)          ---           ---           ---           ---
  Total dividends and distributions                         (.45)         (.54)         (.38)         (.39)         (.38)
  Net asset value, end of year                             $7.36         $7.78         $8.24         $8.05         $7.91
  Total Investment Return:*
  Based on net asset value per share                         .57%          .79%         7.24%         6.78%         4.71%
  Ratios to Average Net Assets:
  Expenses                                                  1.19%         1.18%         1.18%         1.19%         1.19%
  Investment income --- net                                 4.56%         4.26%         4.53%         4.82%         4.80%
  Supplemental Data:
  Net assets, end of year (in  thousands)               $276,154      $414,135      $498,624      $560,105      $723,090
  Portfolio turnover                                       94.08%        86.35%       102.89%        74.40%        78.49%


 * Total investment returns exclude the effects of sales charges.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                            39

-------------------------------------------------------------------------------


Table of Contents

MANAGEMENT ICON


FINANCIAL HIGHLIGHTS (continued)
-------------------------------------------------------------------------------


                               Insured Portfolio
                                    Class C
                          For the Year Ended June 30,
             Increase (Decrease) in Net Asset
                          Value:                               2000         1999         1998         1997         1996
 Per Share Operating Performance:
 Net asset value, beginning of year                            $7.78        $8.24        $8.06        $7.91        $7.92
 Investment income --- net                                       .34          .34          .37          .38          .38
 Realized and unrealized gain (loss) on
 investments --- net                                            (.31)        (.27)         .19          .15         (.01)
 Total from investment operations                                .03          .07          .56          .53          .37
 Less dividends and distributions:
      Investment income --- net                                 (.34)        (.34)        (.37)        (.38)        (.38)
      Realized gain on investments --- net                       ---         (.19)        (.01)         ---          ---
      In excess of realized gain on investments --- net         (.11)         ---          ---          ---          ---
 Total dividends and distributions                              (.45)        (.53)        (.38)        (.38)        (.38)
 Net asset value, end of year                                  $7.36        $7.78        $8.24        $8.06        $7.91
 Total Investment Return:*
 Based on net asset value per share                              .52%         .74%        7.05%        6.86%        4.65%
 Ratios to Average Net Assets:
 Expenses                                                       1.24%        1.23%        1.23%        1.25%        1.24%
 Investment income --- net                                      4.52%        4.21%        4.48%        4.77%        4.75%
 Supplemental Data:
 Net assets, end of year (in  thousands)                     $12,856      $16,850      $14,623      $11,922      $18,936
 Portfolio turnover                                            94.08%       86.35%      102.89%       74.40%       78.49%


                                                                                                  [Additional columns below]

[Continued from above table, first column(s) repeated]


                                                                                   Insured Portfolio
                                                                                        Class D
                                                                              For the Year Ended June 30,
             Increase (Decrease) in Net Asset
                          Value:                               2000         1999         1998         1997         1996
 Per Share Operating Performance:
 Net asset value, beginning of year                            $7.79        $8.24        $8.06        $7.91        $7.92
 Investment income --- net                                       .38          .39          .41          .43          .42
 Realized and unrealized gain (loss) on
 investments --- net                                            (.32)        (.26)         .19          .15         (.01)
 Total from investment operations                                .06          .13          .60          .58          .41
 Less dividends and distributions:
      Investment income --- net                                 (.38)        (.39)        (.41)        (.43)        (.42)
      Realized gain on investments --- net                       ---         (.19)        (.01)         ---          ---
      In excess of realized gain on investments --- net         (.11)         ---          ---          ---          ---
 Total dividends and distributions                              (.49)        (.58)        (.42)        (.43)        (.42)
 Net asset value, end of year                                  $7.36        $7.79        $8.24        $8.06        $7.91
 Total Investment Return:*
 Based on net asset value per share                              .96%        1.43%        7.65%        7.46%        5.25%
 Ratios to Average Net Assets:
 Expenses                                                        .68%         .67%         .67%         .69%         .68%
 Investment income --- net                                      5.10%        4.77%        5.03%        5.33%        5.31%
 Supplemental Data:
 Net assets, end of year (in  thousands)                     $99,326      $81,238      $48,706      $38,422      $51,772
 Portfolio turnover                                            94.08%       86.35%      102.89%       74.40%       78.49%


 * Total investment returns exclude the effects sales charges.

40

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------


Table of Contents

FINANCIAL HIGHLIGHTS (continued)
-------------------------------------------------------------------------------


                                                                          National Portfolio
                                                                                Class A
                                                                      For the Year Ended June 30,
        Increase (Decrease) in Net
               Asset Value:                     2000              1999              1998           1997           1996
 Per Share Operating Performance:
  Net asset value, beginning of year        $    10.22     $    10.64           $    10.38     $    10.11     $    10.02
  Investment income --- net                        .56            .56                  .59            .60            .60
  Realized and unrealized gain (loss) on
  investments --- net                             (.52)          (.42)                 .26            .27            .09
  Total from investment operations                 .04            .14                  .85            .87            .69
  Less dividends and distributions:
       Investment income --- net                  (.56)          (.56)                (.59)          (.60)          (.60)
       In excess of realized gain on
       investments --- net                         ---            ---+                 ---            ---            ---
  Total dividends and distributions               (.56)          (.56)                (.59)          (.60)          (.60)
  Net asset value, end of year                   $9.70         $10.22               $10.64         $10.38         $10.11
  Total Investment Return:*
  Based on net asset value per share               .58%          1.28%                8.36%          8.84%          6.98%
  Ratios to Average Net Assets:
  Expenses                                         .56%           .55%                 .55%           .55%           .56%
  Investment income --- net                       5.74%          5.26%                5.58%          5.86%          5.89%
  Supplemental Data:
  Net assets, end of year (in thousands)    $  682,553     $  877,841           $  964,940     $  983,650     $  983,550
  Portfolio turnover                            108.43%        125.75%              142.02%         99.52%         95.09%

     *    Total investment returns exclude the effects of sales charges.
     +    Amount is less than $.01 per share.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                            41

-------------------------------------------------------------------------------


Table of Contents

MANAGEMENT ICON


FINANCIAL HIGHLIGHTS (continued)
-------------------------------------------------------------------------------

                                                                          National Portfolio
                                                                                Class B
                                                                      For the Year Ended June 30,
     Increase (Decrease) in Net Asset
                  Value:                        2000              1999              1998           1997           1996
 Per Share Operating Performance:
 Net asset value, beginning of year         $    10.21     $    10.63           $    10.37     $    10.11     $    10.02
 Investment income --- net                         .49            .48                  .51            .52            .52
 Realized and unrealized gain (loss) on
 investments --- net                              (.51)          (.42)                 .26            .26            .09
 Total from investment operations                 (.02)           .06                  .77            .78            .61
 Less dividends and distributions:
 Investment income --- net                        (.49)          (.48)                (.51)          (.52)          (.52)
 In excess of realized gain on
 investments --- net                               ---            ---+                 ---            ---            ---
 Total dividends and distributions                (.49)          (.48)                (.51)          (.52)          (.52)
 Net asset value, end of year               $     9.70     $    10.21           $    10.63     $    10.37     $    10.11
 Total Investment Return:*
 Based on net asset value per share               (.09)%          .51%                7.55%          7.92%          6.17%
 Ratios to Average Net Assets:
 Expenses                                         1.32%          1.31%                1.31%          1.31%          1.32%
 Investment income --- net                        4.98%          4.50%                4.82%          5.10%          5.13%
 Supplemental Data:
 Net assets, end of year (in  thousands)    $  254,860     $  374,642           $  406,798     $  415,103     $  399,341
 Portfolio turnover                             108.43%        125.75%              142.02%         99.52%         95.09%


     *    Total investment returns exclude the effects of sales charges.
     +    Amount is less than $.01 per share.

42

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------


Table of Contents

FINANCIAL HIGHLIGHTS (continued)
-------------------------------------------------------------------------------


                                                   National Portfolio
                                               For the Year Ended June 30,
                                                         Class C
  Increase (Decrease)
        in Net
     Asset Value:                     2000       1999          1998         1997        1996
 Per Share Operating Performance:
  Net asset value,
  beginning of year                $ 10.22     $ 10.64        $ 10.38     $ 10.11     $ 10.03
  Investment
  income --- net                       .48         .47            .50         .52         .52
  Realized and unrealized gain
  (loss) on investments --- net       (.51)       (.42)           .26         .27         .08
  Total from investment operations    (.03)        .05            .76         .79         .60
  Less dividends and
  distributions:
   Investment income --- net          (.48)       (.47)          (.50)       (.52)       (.52)
   In excess of realized gain on
   investments --- net                 ---         --- +          ---         ---         ---
  Total dividends and distributions   (.48)       (.47)          (.50)       (.52)       (.52)
  Net asset value, end of year     $  9.71     $ 10.22        $ 10.64     $ 10.38     $ 10.11
  Total Investment Return:*
  Based on net asset
  value per share                     (.13)%       .47%          7.49%       7.97%       6.01%
  Ratios to Average Net Assets:
  Expenses                            1.37%       1.36%          1.36%       1.36%       1.37%
  Investment income --- net           4.92%       4.45%          4.76%       5.04%       5.08%
  Supplemental Data:
  Net assets, end of
  year (in thousands)              $30,303      $47,901       $41,087     $28,096     $13,291
  Portfolio turnover                108.43%     125.75%        142.02%      99.52%      95.09%

TABLE CONT.

                                                   National Portfolio
                                               For the Year Ended June 30,
                                                         Class D
  Increase (Decrease)
        in Net
     Asset Value:                     2000       1999          1998         1997        1996
 Per Share Operating Performance:
  Net asset value,
  beginning of year                $ 10.22     $ 10.64        $ 10.39     $ 10.12     $   10.03
  Investment income --- net            .54         .53            .56         .58           .57
  Realized and unrealized gain
  (loss) on investments --- net       (.51)       (.42)           .25         .27           .09
  Total from investment operations     .03         .11            .81         .85           .66
  Less dividends and
  distributions:
   Investment income --- net          (.54)       (.53)          (.56)       (.58)         (.57)
   In excess of realized gain on
   investments --- net                 ---         ---+           ---         ---           ---
  Total dividends and distributions   (.54)       (.53)          (.56)       (.58)         (.57)
  Net asset value, end of year     $  9.71     $ 10.22        $ 10.64     $ 10.39     $   10.12
  Total Investment Return:*
  Based on net asset
  value per share                      .43%       1.03%          7.99%       8.57%         6.71%
  Ratios to Average Net Assets:
  Expenses                             .81%        .81%           .80%        .80%          .81%
  Investment income --- net           5.50%       5.01%          5.32%       5.60%         5.64%
  Supplemental Data:
  Net assets, end of
  year (in thousands)              $86,701     $93,201        $68,162     $51,038     $  43,884
  Portfolio turnover                108.43%     125.75%        142.02%      99.52%        95.09%


     *    Total investment returns exclude the effects of sales charges.
     +    Amount is less than $.01 per share.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                            43

-------------------------------------------------------------------------------


Table of Contents

MANAGEMENT ICON


FINANCIAL HIGHLIGHTS (continued)
-------------------------------------------------------------------------------

                          Limited Maturity Portfolio
                                    Class A
                          For the Year Ended June 30,

   Increase (Decrease)
      in Net
    Asset Value:                                       2000           1999           1998           1997           1996

 Per Share Operating Performance:
  Net asset value, beginning of year                   $9.91          $9.96          $9.93          $9.91          $9.92
  Investment income --- net                              .38            .37            .39            .39            .38
  Realized and unrealized gain (loss) on
  investments --- net                                   (.06)          (.04)           .03            .04           (.01)
  Total from investment operations                       .32            .33            .42            .43            .37
  Less dividends and distributions:
      Investment income --- net                         (.38)          (.37)          (.39)          (.39)          (.38)
      Realized gain on investments --- net               ---            ---            ---           (.02)           ---
      In excess of realized gain on
      investments --- net                                ---           (.01)           ---            ---            ---
  Total dividends and distributions                     (.38)          (.38)          (.39)          (.41)          (.38)
  Net asset value, end of year                         $9.85          $9.91          $9.96          $9.93          $9.91
  Total Investment Return:*
  Based on net asset value per share                    3.31%          3.37%          4.26%          4.40%          3.75%
  Ratios to Average Net Assets:
  Expenses                                              0.40%           .43%           .43%           .39%           .44%
  Investment income --- net                             3.83%          3.75%          3.88%          3.93%          3.83%
  Supplemental Data:
  Net assets, end of year (in  thousands)         $  215,421     $  261,970     $  295,641     $  343,641     $  417,097
  Portfolio turnover                                   51.42%         40.28%         72.69%         61.90%         88.32%


     *    Total investment returns exclude the effects of sales charges.

44

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------


Table of Contents

FINANCIAL HIGHLIGHTS (continued)
-------------------------------------------------------------------------------


                          Limited Maturity Portfolio
                                    Class B
                          For the Year Ended June 30,
   Increase (Decrease)
      in Net
    Asset Value:                                           2000         1999           1998          1997           1996

 Per Share Operating Performance:
  Net asset value, beginning of year                       $9.92         $9.97         $9.94         $9.91         $9.92
  Investment income --- net                                  .35           .34           .35           .36           .35
  Realized and unrealized gain (loss) on
  investments --- net                                       (.06)         (.04)          .03           .05          (.01)
  Total from investment operations                           .29           .30           .38           .41           .34
  Less dividends and distributions:
      Investment income --- net                             (.35)         (.34)         (.35)         (.36)         (.35)
      Realized gain on investments --- net                   ---           ---           ---          (.02 )         ---
      In excess of realized gain on
      investments --- net                                    ---          (.01)          ---           ---           ---
  Total dividends and distributions                         (.35)         (.35)         (.35)         (.38)         (.35)
  Net asset value, end of year                             $9.86         $9.92         $9.97         $9.94         $9.91
  Total Investment Return:*
  Based on net asset value per share                        2.94%         3.01%         3.89%         4.13%         3.37%
  Ratios to Average Net Assets:
  Expenses                                                   .76%          .78%          .78%          .75%          .80%
  Investment income --- net                                 3.47%         3.39%         3.43%         3.58%         3.46%
  Supplemental Data:
  Net assets, end of year (in  thousands)              $  32,742     $  42,930     $  44,714     $  54,275     $  71,075
  Portfolio turnover                                       51.42%        40.28%        72.69%        61.90%        88.32%

     *    Total investment returns exclude the effects of sales charges.

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                                                                            45

-------------------------------------------------------------------------------


Table of Contents

-------------------------------------------------------------------------------


MANAGEMENT ICON

-------------------------------------------------------------------------------


FINANCIAL HIGHLIGHTS (concluded)
-------------------------------------------------------------------------------


                          Limited Maturity Portfolio
                                    Class C
                              For the Year Ended
                                   June 30,
              Increase (Decrease) in Net Asset
                           Value:                              2000       1999       1998       1997       1996
 Per Share Operating Performance:
 Net asset value, beginning of year                           $9.88      $9.94      $9.91      $9.88      $9.92
 Investment income --- net                                      .34        .34        .35        .35        .34
 Realized and unrealized gain (loss) on investments --- net    (.06)      (.05)       .03        .05       (.04)
 Total from investment operations                               .28        .29        .38        .40        .30
 Less dividends and distributions:
      Investment income --- net                                (.34)      (.34)      (.35)      (.35)      (.34)
      Realized gain on investments --- net                      ---        ---        ---       (.02)       ---
      In excess of realized gain on investments --- net         ---       (.01)       ---        ---        ---
 Total dividends and distributions                             (.34)      (.35)      (.35)      (.37)      (.34)
 Net asset value, end of year                                 $9.82      $9.88      $9.94      $9.91      $9.88
 Total Investment Return:*
 Based on net asset value per share                            2.93%      2.89%      3.88%      4.11%       2.97%
 Ratios to Average Net Assets:
 Expenses                                                       .76%       .79%       .79%       .75%       .80%
 Investment income --- net                                     3.46%      3.37%      4.27%      3.57%      3.41%
 Supplemental Data:
 Net assets, end of year (in  thousands)                       $308       $437        $86       $108        $94
 Portfolio turnover                                           51.42%     40.28%     72.69%     61.90%     88.32%


                                                                                                  [Additional columns below]

[Continued from above table, first column(s) repeated]


                          Limited Maturity Portfolio
                                    Class D
                              For the Year Ended
                                   June 30,
             Increase (Decrease) in Net Asset

                          Value:                               2000         1999         1998         1997         1996
 Per Share Operating Performance:
 Net asset value, beginning of year                            $9.92        $9.97        $9.94        $9.91        $9.93
 Investment income --- net                                       .37          .37          .38          .38          .37
 Realized and unrealized gain (loss) on                         (.06)        (.04)         .03          .05         (.02)
 investments --- net
 Total from investment operations                                .31          .33          .41          .43          .35
 Less dividends and distributions:
      Investment income --- net                                 (.37)        (.37)        (.38)        (.38)        (.37)
      Realized gain on investments --- net                       ---          ---          ---         (.02)         ---
      In excess of realized gain on investments --- net          ---         (.01)         ---          ---          ---
 Total dividends and distributions                              (.37)        (.38)        (.38)        (.40)        (.37)
 Net asset value, end of year                                  $9.86        $9.92        $9.97        $9.94        $9.91
 Total Investment Return:*
 Based on net asset value per share                             3.20%        3.27%        4.16%        4.40%        3.55%
 Ratios to Average Net Assets:
 Expenses                                                        .50%         .53%         .54%         .48%         .54%
 Investment income --- net                                      3.72%        3.65%        3.89%        3.84%        3.71%
 Supplemental Data:
 Net assets, end of year (in  thousands)                     $39,090      $83,177      $68,562      $20,383      $15,886
 Portfolio turnover                                            51.42%       40.28%       72.69%       61.90%       88.32%


     *    Total investment returns exclude the effects of sales charges.

46

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------


Table of Contents

                     [This page intentionally left blank]

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------


Table of Contents

(ML POTENTIAL INVESTORS CHART)

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

-------------------------------------------------------------------------------


Table of Contents

--------------------------------------------------------------------------------


MORE INFORMATION ICON

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


  Shareholder Reports

     Additional information about each Portfolio's investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report you will find a discussion of the market conditions and investment strategies that significantly affected each Portfolio's performance during its last fiscal year. You may obtain these reports at no cost by calling 1-800-MER-FUND.

     The Fund will send you one copy of each shareholder report and certain other mailings, regardless of the number of Fund accounts you have. To receive separate shareholder reports for each account, call your Merrill Lynch Financial Consultant or write to the Transfer Agent at its mailing address. Include your name, address, tax identification number and Merrill Lynch brokerage or mutual fund account number. If you have any questions, please call your Merrill Lynch Financial Consultant or other financial intermediary, or the Transfer Agent at 1-800-MER-FUND.

     Statement of Additional Information

     The Fund's Statement of Additional Information contains further information about the Fund and is incorporated by reference (legally considered to be part of this prospectus). You may request a free copy by writing the Fund at Financial Data Services, Inc. P.O. Box 45289 Jacksonville, Florida 32232-5289 or by calling 1-800-MER-FUND.

Contact your Merrill Lynch Financial Consultant or the Fund at the telephone number or address indicated on the inside back cover of this prospectus if you have any questions.

Information about the Fund (including the Statement of Additional Information) can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Call 1-202-942-8090 for information on the operation of the public reference room. This information is also available on the SEC's Internet site at http://www.sec.gov and copies may be obtained upon payment of a duplicating fee by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

You should rely only on the information contained in this prospectus. No one is authorized to provide you with information that is different from the information contained in this prospectus.

File #811-02688
Code #
(c) Fund Asset Management, L.P.


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                                            Merrill Lynch LOGO

-------------------------------------------------------------------------------


                                                          (MERRILL LYNCH LOGO)

-------------------------------------------------------------------------------


Merrill Lynch Municipal
Bond Fund, Inc.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                                              October 27, 2000

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


Table of Contents